Exhibit 99.2

Annual Servicers’ Report

March 20, 2006

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Moody’s Investors Service Inc.
99 Church Street
New York, New York 10007

Standard & Poor’s Rating Services,
a division of the McGraw-Hill Companies, Inc.
55 Water Street New York, New York 10041

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005

College Loan Corporation Trust 2005-2 (the “Trust”)
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

As an officer of College Loan Corporation, the issuer administrator of the Trust I hereby certify that:

1.	a review of the activities of the servicers during the preceding calendar year and of their performance under the servicing agreements has been made under my supervision; and

2.	to the best of my knowledge, based on such review, the servicers have fulfilled all of their obligations under the servicing agreements throughout the period ended December 31, 2005, and there have been no known defaults in the fulfillment of such obligations.

/s/ Cary Katz Cary Katz Chief Executive Officer